UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 2, 2010 (January 28, 2010)
AMSURG CORP.
(Exact Name of Registrant as Specified in Charter)

Tennessee (State or Other Jurisdiction of Incorporation)	000-22217 (Commission File Number)	62-1493316 (I.R.S. Employer Identification No.)

20 Burton Hills Boulevard
Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)
(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2010 Bonus Plan
     The Compensation Committee of the Board of Directors of the Company has approved the Company’s Cash Bonus Plan for 2010. Pursuant to the 2010 Cash Bonus Plan, employees of the Company, including the Company’s executive officers, are eligible to receive cash bonuses based upon the Company’s attainment of certain earnings targets and other specific targets related to an employee’s specific area of responsibility, including surgery center profits and earnings from new acquisition and development transactions, in each case as determined by the Committee. For 2010, cash bonuses for Christopher A. Holden, the Company’s Chief Executive Officer and President, Claire M. Gulmi, the Company’s Executive Vice President and Chief Financial Officer, and Kevin D. Eastridge, the Company’s Senior Vice President and Chief Accounting Officer, will be based 50% upon the attainment of Company earnings targets, 30% upon targets related to surgery center profits, and 20% upon the annual earnings of surgery centers acquired and de novo surgery center partnerships formed during 2010. The cash bonus for Billie A. Payne, the Company’s Senior Vice President, Operations, will be based 20% upon the attainment of Company earnings targets, 60% upon targets related to surgery center profits, and 20% upon the annual earnings of surgery centers acquired and de novo surgery center partnerships formed during 2010. The cash bonus for Phillip A. Clendenin, the Company’s Senior Vice President, Corporate Services, will be based 30% upon the attainment of Company earnings targets, 50% upon targets related to surgery center profits, and 20% upon the annual earnings of surgery centers acquired and de novo surgery center partnerships formed during 2010. The maximum total bonus award that Messrs. Holden, Clendenin and Eastridge and Mses. Gulmi and Payne can receive in 2010 is 100% for Mr. Holden, 80% for Ms. Gulmi, 60% for Ms. Payne, 60% for Mr. Clendenin, and 60% for Mr. Eastridge. David L. Manning, the Company’s Executive Vice President and Chief Development Officer, is eligible to receive a cash bonus of up to 55% of his base salary based 55% upon the attainment of Company earnings targets and 45% upon the earnings of surgery centers acquired during 2010. Mr. Manning is eligible to receive an additional cash bonus based upon the annual earnings of surgery centers acquired and de novo surgery center partnerships formed during 2010 above a targeted amount.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.
By:	/s/ Claire M. Gulmi
Claire M. Gulmi
Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Duly Authorized Officer)

Date: February 2, 2010